STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 08/27/1999
991360177 – 3089380

CERTIFICATE OF FORMATION
OF
SUMMIT CREST VENTURES, LLC

This Certificate of Formation of SUMMIT CREST VENTURES, LLC has been duly executed and is being duly filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Laws § 18-101, et. seq.).

FIRST: The name of the limited liability company is Summit Crest Ventures, LLC.

SECOND: The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, State of Delaware in the County of New Castle, 19801.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, State of Delaware in the County of New Castle, 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 27 day of August, 1999.

/s/ Robin L. Litwa
Robin L. Litwa
Authorized Person